EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in the Prospectus to the Registration Statement on Form S-4 being filed by JAG Media Holdings, Inc. of our report dated January 22, 2007 on the consolidated financial statements of Cryptometrics, Inc. and its subsidiary (the “Company”) for the fiscal years ended April 30, 2006 and 2005. We also consent to the related reference to our firm under the caption “Experts” in the Prospectus included in this Registration Statement.

/s/ Seligson & Giannattasio, LLP

White Plains, New York
March 9, 2007